Q3 Fiscal 2021 LETTER TO SHAREHOLDERS December 9, 2021

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 2 Our mission To be the most trusted and convenient destination for pet parents (and partners) everywhere.

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 3 $2.21 $419 +24.1% YoY +15.4% YoY +1.8% YoY +9.9% YoY +0 bps YoY 26.4% $(32.2)million $6.0 million 0.3% 20.4 billion FINANCIAL & OPERATING DATA million Net Sales Net Sales Per Active Customer (4) Net Loss (1) Adjusted EBITDA (2) Adjusted EBITDA Margin (2) +14.7% YoY Active Customers (3) Gross Margin +90 bps YoY Q3 Fiscal 2021 Highlights Q3 2020 Q3 2021 +30 bps YoY (1.5)% Net Margin (1) 10/31/2021 11/1/2020 % Change 10/31/2021 11/1/2020 % Change $ 2,212,161 $ 1,782,000 24.1% $ 6,502,375 $ 5,103,252 27.4% $ (32,241) $ (32,847) 1.8% $ (10,208) $ (113,534) 91.0% (1.5)% (1.8)% (0.2)% (2.2)% $ 6,046 $ 5,502 9.9% $ 106,672 $ 24,403 n/m 0.3% 0.3% 1.6% 0.5% $ 74,255 $ 63,433 17.1% $ 257,706 $ 55,288 n/m $ 2,255 $ 32,898 (93.1)% $ 121,992 $ (44,970) n/m 20,407 17,788 14.7% 20,407 17,788 14.7% $ 419 $ 363 15.4% $ 419 $ 363 15.4% $ 1,561,638 $ 1,232,743 26.7% $ 4,555,822 $ 3,495,535 30.3% 70.6% 69.2% 70.1% 68.5% (1) (2) (3) (4) (5) (6) We define active customers as the total number of customers who have ordered, and for whom an order has shipped, at least once during the preceding 364-day period. We define net sales per active customer for a given fiscal quarter as the aggregate net sales for the preceding four fiscal quarters, divided by the total number of active customers at the end of that fiscal quarter. We define Autoship customers as customers for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. We define Autoship customer sales as a percentage of net sales as the Autoship customer sales in a given reporting period divided by the net sales from all orders in that period. We define net margin as net loss divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales. Adjusted EBITDA, adjusted EBITDA margin and free cash flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Free cash flow (2) Active customers (3) Net sales per active customer (4) Autoship customer sales (5) Autoship customer sales as a percentage of net sales (5) n/m - not meaningful Adjusted EBITDA (2) Adjusted EBITDA margin (2) (6) Net cash provided by operating activities 39 Weeks Ended Includes share-based compensation expense, including related taxes, of $19.1 million and $69.5 million for the thirteen and thirty-nine weeks ended October 31, 2021, respectively, compared to $25.1 million and $105.2 million for the thirteen and thirty-nine weeks ended November 1, 2020, respectively. (in thousands, except net sales per active customer and percentages) 13 Weeks Ended Net sales Net loss (1) Net margin (1) (6) Q320 Q321

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 4 We are pleased to share our results for the third quarter ended October 31, 2021. We delivered over $430 million dollars of year-over-year net sales growth in the quarter and customer engagement levels remain high. Our pace of active customer acquisitions remains above pre-pandemic levels and we generated another quarter of positive adjusted EBITDA. Third-Quarter Financial Highlights: • Net sales of $2.21 billion, an increase of 24.1 percent year over year • Gross margin expanded 90 basis points year over year to 26.4 percent • Net loss of $32.2 million, including share-based compensation expense of $19.1 million • Adjusted EBITDA was $6.0 million and adjusted EBITDA margin was flat at 0.3 percent Chewy’s mission is to be the most trusted and convenient destination for pet parents (and partners) everywhere. We believe we are positively transforming the industry with a superior value proposition that keeps our customers at the center of everything we do, from our high-touch customer service, to our broad assortment of brands, to delivering on the core e-commerce tenets of speed and convenience. We are maniacally focused on providing a truly unique and personalized shopping experience that builds trust, brand loyalty, and drives repeat purchasing. Dear Shareholder,

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 5 Q3 Fiscal 2021 Business Highlights Demand and customer engagement remained strong throughout the third quarter. Third quarter net sales were $2.21 billion, adding 24 percent growth year over year on top of our strong comps from the third quarter last year. These topline results and our continued growth this year demonstrate the durability of our business model and the overall strength of the pet category. Our metrics measuring demand and customer engagement, such as site traffic, new customer acquisition, order volume, order size, purchase frequency, and Net Sales per Active Customer, or NSPAC, were strong throughout the third quarter. We are pleased with our third quarter performance and our ability to deliver strong results in the face of disruptions and challenging macro conditions. Looking beyond these challenges, there is plenty of reason for optimism. Customer engagement is high, business momentum is strong, and we believe the long-term positive trends of more pet ownership, higher per-pet spending, and increased e-commerce penetration are as strong as ever. Amidst this, our ability to retain the significant revenue gains we made last year during the height of the pandemic, and then adding meaningful growth on top of that this year, clearly reflects the soundness of our long-term strategy and our efforts to build an enduring franchise to serve millions of loyal pets and pet parents. In short, we are bullish on Chewy’s future. CUSTOMER ENGAGEMENT CONTINUES TO STRENGTHEN We ended the third quarter with 20.4 million customers, a year-over-year increase of 15 percent. Consistent with the trends we have seen throughout 2021, gross customer adds continue to exceed pre- pandemic levels and retention rates continue to track in-line with historical levels. More importantly, the strength and quality of our new customers continues to improve. For example, we estimate that the expected lifetime value of the third quarter 2021 cohort is 12 percent higher than their pre-pandemic counterparts. Additionally, third quarter Autoship customer sales as a percentage of net sales increased 140 basis points to 70.6 percent, reaching a new company high. And last, but not least, the average order value for new-to-Chewy customers was 6 percent and 13 percent higher than the third quarter 2020 and third quarter 2019 cohorts, respectively.

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 6 These positive new customer behaviors flow through to NSPAC, which is an important gauge of overall customer engagement and lifetime customer contribution. We are pleased that third quarter NSPAC increased 15 percent to $419. This reflects year-over-year growth of $56, which is a record increase for us. It is exciting for us to see NSPAC growth accelerate as the large 2020 cohort matures and our expanded customer choices and increased discoverability expedite share of wallet gains. Even with these gains, we are still only capturing a fraction of the average U.S. pet spend per household from the over 20 million loyal customers who deem Chewy their preferred destination for everything pet. And so, further expanding NSPAC is an important piece of our growth and profitability flywheel. We are encouraged to see our efforts bear fruit in this area and at the same time, we are highly motivated and remain focused on driving additional NSPAC growth. CONNECT WITH A VET NOW ACCESSIBLE BY ALL CUSTOMERS ON A PAY-FOR-CONSULT BASIS We are pleased to announce that we have expanded access to our popular Connect with a Vet telehealth service to our entire base of over 20 million customers (plus any new-to-Chewy customers) on a pay- per-consult basis across chat and video. Access for Autoship customers remains free of charge, and now non-Autoship customers can also enjoy the peace of mind that comes from having nationwide access to professional veterinarian care 15-hours per day, 365 days a year. EXPANDING CHEWY HEALTH TAM BY LAUNCHING PET INSURANCE Continuing our innovation streak at Chewy Health, we recently announced that we will offer an exclusive suite of pet health insurance and wellness & preventative plans in partnership with Trupanion, starting in Spring 2022. Since its inception, the mission of Chewy Health has been making pet healthcare more accessible and affordable, and these insurance and wellness plans were designed to do both. In designing them, we wanted to give pet parents the peace of mind to always say “yes” when it comes to taking the best possible care of their pets. We will share more details in the coming quarters. PRACTICEHUB CONTINUES TO GAIN MOMENTUM Our rollout of PracticeHub is continuing to generate buzz and interest in the industry. As a reminder, with PracticeHub, we have designed a complete e-commerce solution for veterinarians that can be integrated with their existing practice management software. Using our proprietary app, vets can easily create, pre- approve, and manage Rx and vet diet prescriptions all in one place. Then, they can earn revenue as a seller on our marketplace when customers place an order in-clinic, or purchase their items at home on Chewy.com, with Chewy handling all inventory, fulfillment, shipping, and customer service. Our managed initial rollout of PracticeHub continues, with over 50 clinics currently participating on an invitation-only basis and we continue to receive positive feedback from veterinarians and staff using the product. We have a healthy pipeline of hundreds of interested users, ranging from independently operated practices to multi-clinic veterinary groups. We are excited about the initial success of PracticeHub, and we look forward to expanding the rollout to the broader vet community.

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 7 When evaluating the potential contribution of Chewy Health to our long-term objectives within the $35 billion pet health TAM, it is worth emphasizing that presently, less than 15 percent of Chewy customers are Chewy Health customers. As such, the opportunity within our base of 20 million customers is meaningful, not to mention the opportunity from pet parents who are not yet Chewy customers. Integrating new healthcare services like insurance, wellness plans, Connect with a Vet, and PracticeHub with our existing pharmacy operations — where we have nearly tripled our run-rate pharmacy revenue over the short ten quarter period since our IPO — will help us drive deeper penetration into this vertical with our customers and vet partners. MANAGING CHEWY FOR THE LONG-TERM It is worth reiterating that we continue to manage Chewy for the long-term, by looking beyond the near- term noise in the macro environment today and sticking to the strategic roadmap which has been our north star since IPO. Key components of that roadmap include customer lifecycle management, which includes both acquiring customers and expanding their share of wallet. It also includes growing our private label brands and expanding our healthcare offerings. Since 2018, we have nearly doubled our customer base and increased NSPAC by 30 percent. Our private label catalog has more than quadrupled and its penetration in the hardgoods business has increased to nearly 20 percent. Additionally, we earlier outlined the progress we are making in Chewy Health with our B2C and B2B offerings to customers and veterinarians. Overall, when evaluating Chewy’s progress from a customer’s lens, we now offer a rapidly growing, multi-dimensional customer experience that spans consumables, hardgoods, private label brands, and an emerging full ecosystem of Health offerings. This makes our customer stickier and gives them an opportunity to strengthen their engagement and spend with us over time. And finally, while we haven’t made any announcements yet on the last two roadmap components — non-vet services and international expansion — both remain questions of “when” and not “if”. So, looking back, we have accomplished a lot and have much to be proud of. But looking forward, tremendous opportunity still lies ahead and in so many ways, we are just getting started.

Q3 Fiscal 2021 Financial Highlights

Strong consumer demand drove a 24.1 percent year-over-year increase in net sales, while focused execution amid cost pressures from supply chain disruptions, labor market constraints, and rising inflation drove 90 basis points of year-over-year gross margin expansion and held Adjusted EBITDA margin flat at 0.3 percent.

Net Sales

Net sales were $2.21 billion, a year-over-year increase of 24.1 percent. The key revenue drivers in the quarter were a 15.4 percent increase in NSPAC (to $419) and a 14.7 percent increase in active customers (to 20.4 million). Other revenue, which includes net sales from private label, pharmacy, and specialty, was especially strong in the quarter, increasing 43.0 percent on a year-over-year basis.


($Millions)
$1,782
$2,043
$2,135
$2,155
$2,212
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21

Autoship Customer Sales

Autoship customer sales were $1.56 billion, a year-over-year increase of 26.7 percent. This equates to a record-high 70.6 percent of total net sales. We define Autoship customers as customers for whom an order has shipped through our Autoship subscription program during the preceding 364-day period. Autoship provides pet parents with convenient and flexible automatic reordering and delivery that makes meeting their needs even easier.


($Millions)
$1,233
$1,394
$1,480
$1,514
$1,562
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21

Gross Margin

Gross margin of 26.4 percent improved 90 basis points over last year. Our ability to scale gross margin by 90 basis points against a backdrop of more aggressive competitor pricing, higher inbound freight costs, and accelerating product cost inflation is a strong testament to our ability to navigate through a challenging operating environment while still maintaining business continuity and preserving customer experience.


20.2%
23.6%
25.5%
25.5%
26.4%
FY'18
FY'19
FY'20
Q3'20
Q3'21

NOTE: Gross Margin is defined as Gross Profit divided by Net Sales.

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders
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Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 9 Net loss was $32.2 million, compared to $32.8 million last year, reflecting the net impact of sales momentum, gross margin expansion, elevated SG&A costs, and greater marketing efficiencies. Net loss included share-based compensation and related tax expense of $19.1 million, compared to $25.1 million last year. Net margin was negative 1.5 percent, a 30 basis point improvement over last year. Excluding share-based compensation and related tax expense, net margin was 0.6 percent, a 20 basis point improvement over last year. Net Loss Adjusted EBITDA was $6.0 million, an increase of $0.5 million year over year. Adjusted EBITDA margin was flat at 0.3 percent. Generating positive adjusted EBITDA and holding our adjusted EBITDA margin flat in an environment of rising inflationary pressures, supply chain disruptions, and chronic labor shortages is a testament to the resilience of the Chewy business model and the quality of our execution strategy. Adjusted EBITDA(1) Net cash provided by operating activities was $74.3 million, compared to $63.4 million in the third quarter of 2020. Third quarter operating cash reflects a nearly $100 million increase in inventory since the start of the year as we have sought to protect against further supply chain deterioration and prepare for holiday sales. Net Cash Provided by (Used in) Operating Activities ($Millions) ($Millions) ($Millions) (1) Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 10 Free cash flow was positive $2.3 million, compared to $32.9 million last year. Third-quarter free cash flow included $74.3 million of cash provided by operating activities and $72.0 million of cash used by capital investments. Capital investments included initial spend related to our new fulfillment centers in Reno and Nashville (which are projected to open in 2022), our most recent fulfillment center opening in Kansas City, and capitalized labor for software development. We finished the quarter with $726.9 million of cash and cash equivalents on the balance sheet. We will host a conference call and earnings webcast at 5:00 pm Eastern time today to discuss these results. Investors and participants can access the call by dialing (844) 378-6481 in the U.S. or (412) 317-5159 internationally, using the conference code 10162016. A live webcast will also be available on Chewy’s investor relations website at investor.chewy.com. Thank you for taking the time to review our letter, and we look forward to your questions on our call this afternoon. Sincerely, Sumit Singh, CEO Free Cash Flow(1) Media Contact: Diane Pelkey dpelkey@chewy.com Investor Contact: Robert A. LaFleur ir@chewy.com Closing ($Millions) Mario Marte, CFO (1) Free cash flow is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 11 Condensed Consolidated Balance Sheets Chewy, Inc. (in thousands, except share and per share data) As of October 31, January 31, 2021 2021 Assets (Unaudited) Current assets: Cash and cash equivalents $ 726,919 $ 563,345 Accounts receivable 128,713 100,699 Inventories 606,594 513,304 Prepaid expenses and other current assets 61,896 49,430 Total current assets 1,524,122 1,226,778 Property and equipment, net 317,729 210,017 Operating lease right-of-use assets 341,900 297,213 Other non-current assets 11,732 6,902 Total assets $ 2,195,483 $ 1,740,910 Liabilities and stockholders’ equity (deficit) Current liabilities: Trade accounts payable $ 1,015,684 $ 778,365 Accrued expenses and other current liabilities 703,005 602,497 Total current liabilities 1,718,689 1,380,862 Operating lease liabilities 378,625 328,231 Other long-term liabilities 32,149 33,821 Total liabilities 2,129,463 1,742,914 Stockholders’ equity (deficit): Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding as of October 31, 2021 and January 31, 2021 — — Class A common stock, $0.01 par value per share, 1,500,000,000 shares authorized, 106,728,159 and 97,708,518 shares issued and outstanding as of October 31, 2021 and January 31, 2021, respectively 1,067 977 Class B common stock, $0.01 par value per share, 395,000,000 shares authorized, 311,188,356 and 317,338,356 shares issued and outstanding as of October 31, 2021 and January 31, 2021, respectively 3,112 3,173 Additional paid-in capital 2,009,007 1,930,804 Accumulated deficit (1,947,166) (1,936,958) Total stockholders’ equity (deficit) 66,020 (2,004) Total liabilities and stockholders’ equity (deficit) $ 2,195,483 $ 1,740,910

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 12 Condensed Consolidated Statements of Operations Chewy, Inc. (in thousands, except per share data. Unaudited) 13 Weeks Ended 39 Weeks Ended October 31, 2021 November 1, 2020 October 31, 2021 November 1, 2020 Net sales $ 2,212,161 $ 1,782,000 $ 6,502,375 $ 5,103,252 Cost of goods sold 1,627,320 1,327,442 4,734,304 3,836,629 Gross profit 584,841 454,558 1,768,071 1,266,623 Operating expenses: Selling, general and administrative 466,434 352,250 1,310,326 1,015,488 Advertising and marketing 150,335 134,616 466,738 363,200 Total operating expenses 616,769 486,866 1,777,064 1,378,688 Loss from operations (31,928) (32,308) (8,993) (112,065) Interest expense, net (313) (539) (1,215) (1,469) Loss before income tax provision (32,241) (32,847) (10,208) (113,534) Income tax provision — — — — Net loss $ (32,241) $ (32,847) $ (10,208) $ (113,534) Net loss per share attributable to common Class A and Class B stockholders, basic and diluted $ (0.08) $ (0.08) $ (0.02) $ (0.28) Weighted average common shares used in computing net loss per share attributable to common Class A and Class B stockholders, basic and diluted 417,847 409,260 416,587 405,014

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 13 Condensed Consolidated Statements of Cash Flows Chewy, Inc. (in thousands, Unaudited) 39 Weeks Ended October 31, 2021 November 1, 2020 Cash flows from operating activities Net loss $ (10,208) $ (113,534) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation and amortization 38,141 24,598 Share-based compensation expense 63,688 100,188 Non-cash lease expense 24,467 18,020 Other 434 223 Net change in operating assets and liabilities: Accounts receivable (28,014) (17,442) Inventories (93,290) (164,841) Prepaid expenses and other current assets (42,462) (11,581) Other non-current assets (3,635) (204) Trade accounts payable 237,319 86,385 Accrued expenses and other current liabilities 88,010 123,232 Operating lease liabilities (14,792) (11,415) Other long-term liabilities (1,952) 21,659 Net cash provided by operating activities 257,706 55,288 Cash flows from investing activities Capital expenditures (135,714) (100,258) Cash advances provided to PetSmart, net of reimbursements — (1,767) Other — (2,000) Net cash used in investing activities (135,714) (104,025) Cash flows from financing activities Proceeds from issuance of common stock, net of offering costs — 318,775 Proceeds from tax sharing agreement with related parties 43,714 23,213 Payment of debt issuance costs (1,440) — Contribution from PetSmart — 975 Principal repayments of finance lease obligations (692) (486) Net cash provided by financing activities 41,582 342,477 Net increase in cash and cash equivalents 163,574 293,740 Cash and cash equivalents, as of beginning of period 563,345 212,088 Cash and cash equivalents, as of end of period $ 726,919 $ 505,828

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 14 Non-GAAP Financial Measures Adjusted EBITDA and Adjusted EBITDA Margin To provide investors with additional information regarding our financial results, we disclose adjusted EBITDA, a non-GAAP financial measure that we calculate as net income (loss) excluding depreciation and amortization; share-based compensation expense and related taxes; income tax provision; interest income (expense), net; management fee expense; transaction related costs; and litigation matters and other items that we do not consider representative of our underlying operations. We have provided a reconciliation below of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. We include adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non- cash expenses and certain variable charges. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. We believe it is useful to exclude non-cash charges, such as depreciation and amortization, share-based compensation expense and management fee expense from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision; interest income (expense), net; transaction related costs; and litigation matters and other items which are not components of our core business operations. Adjusted EBITDA has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures; • adjusted EBITDA does not reflect share-based compensation and related taxes. Share-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy; • adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital; • adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems; and • other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Because of these limitations, you should consider adjusted EBITDA and adjusted EBITDA margin alongside other financial performance measures, including various cash flow metrics, net loss, net margin, and our other GAAP results.

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

($ in thousands, except percentages)	13 Weeks Ended		39 Weeks Ended	
Reconciliation of Net Loss to Adjusted EBITDA	**October 31, 2021**	**November 1, 2020**	**October 31, 2021**	**November 1, 2020**
Net loss	$ (32,241)	$ (32,847)	$ (10,208)	$ (113,534)
Add:				
Depreciation and amortization	14,024	9,262	38,141	24,598
Share-based compensation expense and related taxes	19,116	25,090	69,477	105,228
Interest expense, net	313	539	1,215	1,469
Management fee expense[1]	—	325	—	975
Transaction related costs	1,150	—	2,121	—
Other	3,684	3,133	5,926	5,667
Adjusted EBITDA	$ 6,046	$ 5,502	$ 106,672	$ 24,403
Net sales	$ 2,212,161	$ 1,782,000	$ 6,502,375	$ 5,103,252
Net margin	*(1.5)%*	*(1.8)%*	*(0.2)%*	*(2.2)%*
Adjusted EBITDA margin	*0.3 %*	*0.3 %*	*1.6 %*	*0.5 %*

(1) Management fee expense allocated to us by PetSmart LLC for organizational oversight and certain limited corporate functions provided by its sponsors. Although we are not a party to the agreement governing the management fee, this management fee is reflected as an expense in our condensed consolidated financial statements during the thirteen and thirty-nine weeks ended November 1, 2020.

We define net margin as net loss divided by net sales and adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Free Cash Flow

To provide investors with additional information regarding our financial results, we also disclose free cash flow, a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment, capitalization of labor related to our website, mobile applications, and software development, and leasehold improvements). We have provided a reconciliation below of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

We include free cash flow because it is an important indicator of our liquidity as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow has limitations as a financial measure, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. There are limitations to using non-GAAP financial measures, including that other companies, including companies in our industry, may calculate free cash flow differently. Because of these limitations, you should consider free cash flow alongside other financial performance measures, including net cash provided by (used in) operating activities, capital expenditures and our other GAAP results.

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated.

($ in thousands)	13 Weeks Ended		39 Weeks Ended	
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	**October 31, 2021**	**November 1, 2020**	**October 31, 2021**	**November 1, 2020**
Net cash provided by operating activities	$ 74,255	$ 63,433	$ 257,706	$ 55,288
Deduct:				
Capital expenditures	(72,000)	(30,535)	(135,714)	(100,258)
Free Cash Flow	$ 2,255	$ 32,898	$ 121,992	$ (44,970)

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders

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Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 16 Fiscal Fourth Quarter 2021 Guidance Market, Ranking and Other Industry Data In this communication we refer to information regarding market data obtained from internal sources, market research, publicly available information, and industry publications. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections titled “Forward-Looking Statements” and “Risk Factors” included in our periodic filings with the Securities and Exchange Commission. We believe that these sources and estimates are reliable as of the date of this communication but have not independently verified them and cannot guarantee their accuracy or completeness. We have not reconciled our adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net, and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). Fiscal Year 2021 Guidance Adjusted EBITDA Margin (1) (1) Adjusted EBITDA and adjusted EBITDA Margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures. It remains important to note that conditions surrounding COVID-19 remain unpredictable and risks still remain. For a discussion on these risks, please see the sections titled “Forward-Looking Statements” and “Risk Factors” included in our periodic filings with the Securities and Exchange Commission. In-line with full year 2020 Net Sales $2.40 billion - $2.44 billion 17% to 19% year-over-year growth Net Sales $8.90 billion - $8.94 billion 25% year-over-year growth Free cash flow may be affected in the near to medium term by the timing of capital investments (such as the launch of new fulfillment centers, customer service centers, and corporate offices and purchases of IT and other equipment), fluctuations in our growth and the effect of such fluctuations on working capital, and changes in our cash conversion cycle due to increases or decreases of vendor payment terms as well as inventory turnover. Guidance There are many reasons to be optimistic about the pet industry, e-commerce in general, and our business in particular. The overarching positive trends of more pet ownership, higher spending per pet, and the secular shift to online are all as strong as they’ve ever been. At the same time, macro uncertainty remains elevated , and we expect supply chain disruptions, labor shortages, and cost inflation will continue to weigh on near-term profitability. Balancing the strength of these underlying demand trends against these macro uncertainties, our current outlook is as follows:

Chewy, Inc. | Q3 Fiscal 2021 Letter to Shareholders 17 Forward-Looking Statements This communication contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning our ability to: successfully manage risks relating to the spread of COVID-19, including any adverse impacts on our supply chain, workforce, facilities, customer services, and operations; sustain our recent growth rates and manage our growth effectively; acquire new customers in a cost-effective manner and increase our net sales per active customer; accurately predict economic conditions, particularly the impact on economic conditions of the spread of COVID-19 and their impact on consumer spending patterns, particularly in the pet products market, and accurately forecast net sales and appropriately plan our expenses in the future; introduce new products or offerings and improve existing products; successfully compete in the pet products and services retail industry, especially in the e-commerce sector; source additional, or strengthen our existing relationships with, suppliers; negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such entities; optimize, operate and manage the expansion of the capacity of our fulfillment centers including risks from the spread of COVID-19 relating to our plans to expand capacity and develop new facilities; provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology; maintain adequate cybersecurity with respect to our systems and ensure that our third-party service providers do the same with respect to their systems; successfully manufacture and sell our own proprietary brand products; maintain consumer confidence in the safety and quality of our vendor-supplied and proprietary brand food products and hardgood products; comply with existing or future laws and regulations in a cost-efficient manner; attract, develop, motivate and retain well-qualified employees; and adequately protect our intellectual property rights and successfully defend ourselves against any intellectual property infringement claims or other allegations that we may be subject to. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this communication primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in our filings with the Securities and Exchange Commission and elsewhere in this communication. Moreover, we operate in a very competitive and rapidly-changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this communication. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.